UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2026

Evolution Petroleum Corporation

(Exact name of registrant as specified in its charter)

 001-32942

(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas	77079
(Address of Principal Executive Offices)	(Zip Code)

(713) 935-0122

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Common Stock, $0.001 par value	EPM	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On August 18, 2026, Evolution Petroleum Corporation, a Nevada corporation (the “Company”), through its wholly owned subsidiary, Evolution Minerals, LLC, a Delaware limited liability company, entered into a Purchase and Sale Agreement (the “Purchase Agreement”) with a non-affiliated private seller (the “Seller”), to acquire certain mineral interests, royalty interests, and overriding royalty interests in oil and gas properties in the Midland Basin located in Reagan, Upton, Glasscock, Midland and Martin Counties, Texas (the “Conveyed Assets”). The transactions contemplated by the Purchase Agreement are referred to herein as the “Acquisition.”

Pursuant to the terms of the Purchase Agreement, the Company has agreed to acquire the Conveyed Assets for aggregate consideration of $16,000,000 in cash (the “Base Purchase Price”), subject to customary adjustments as set forth in the Purchase Agreement. The Acquisition is expected to close on or about August 21, 2026, with an effective date of August 1, 2026.

The Company and the Seller each made certain representations, warranties and covenants in the Purchase Agreement. The Company, on the one hand, and the Seller, on the other hand, agreed to indemnify each other against certain losses resulting from breaches of their respective representations, warranties and covenants, subject to certain negotiated limitations and survival periods set forth in the Purchase Agreement.

Completion of the Acquisition is subject to the satisfaction or waiver of certain customary closing conditions as set forth in the Purchase Agreement. In addition, the Seller is required to have acquired the Conveyed Assets pursuant to an Option Agreement to Purchase Minerals dated May 20, 2026 (the “Upstream Acquisition Agreement”) prior to or concurrently with the closing. The Company may terminate the Purchase Agreement if the Seller fails to consummate the Upstream Acquisition Agreement. Upon closing, the Company will receive an assignment of all rights under the Upstream Acquisition Agreement.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the terms of the Purchase Agreement. A copy of the Purchase Agreement is expected to be filed as an exhibit to the Company's Quarterly Report on Form 10-Q for the fiscal quarter ending September 30, 2026.

Item 7.01 Regulation FD Disclosure.

On August 18, 2026, Evolution Petroleum Corporation issued a news release announcing that it has entered into the Purchase Agreement. A copy of the news release is attached hereto, furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference into this Item 7.01.

The information set forth in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of the general incorporation language of such filing, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Evolution Petroleum Corporation Press Release dated August 18, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Date: August 18, 2026	By:	/s/ RYAN STASH
	Name:	Ryan Stash
	Title:	Senior Vice President and Chief Financial Officer